Exhibit 4.1













                          SUPPLEMENTAL INDENTURE NO. 3

                          dated as of December 16, 1999

                                      among

                      TRIARC CONSUMER PRODUCTS GROUP, LLC,
                         TRIARC BEVERAGE HOLDINGS CORP.,

                                   as Issuers

                              MPAS HOLDINGS, INC.,
                                 MILLROSE, L.P.

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                           --------------------------

                   10 1/4% Senior Subordinated Notes due 2009




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            THIS SUPPLEMENTAL INDENTURE (this "Supplemental  Indenture"),  dated as of December 16, 1999, among TRIARC CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (the "Company"), and TRIARC BEVERAGE HOLDINGS CORP., a Delaware corporation ("Triarc Beverage," and together with the Company, the "Issuers"), MPAS HOLDINGS, INC., a Delaware corporation ("MPAS"), MILLROSE, L.P., a Delaware limited partnership ("Millrose" and, together with MPAS, the "Undersigned"), and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

            WHEREAS, the Issuers, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of February 25, 1999 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), relating to the Issuers' 10 1/4% Senior Subordinated Notes due 2009 (the "Notes");

            WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to
Section 4.18 of the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Subsidiary Guarantees.

                                    AGREEMENT

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

            Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

            Section 2. The Undersigned, by their execution of this Supplemental Indenture, agree to be Subsidiary Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 13 thereof.

            Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

            Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

            Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.


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            IN WITNESS  WHEREOF,  the parties have duly  executed and  delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunder duly authorized, as of the day and year first above written.

                              TRIARC CONSUMER PRODUCTS
                                GROUP, LLC, as Issuer


                              By: STUART I. ROSEN
                                  ---------------------------------
                                  Name:   Stuart I. Rosen
                                  Title:  Vice President

                                  TRIARC BEVERAGE HOLDINGS CORP.,
                                    as Issuer

                                  By: STUART I. ROSEN
                                  ---------------------------------
                                  Name:   Stuart I. Rosen
                                  Title:  Vice President

                                  MPAS HOLDINGS, INC.,
                                    as Guarantor

                                  By: STUART I. ROSEN
                                  ---------------------------------
                                  Name:   Stuart I. Rosen
                                  Title:  Vice President

                                  MILLROSE, L.P.,
                                    as Guarantor

                                  By:MILLROSE DISTRIBUTORS, INC.,
                                       its General Partner

                                  By: STUART I. ROSEN
                                  ---------------------------------
                                  Name:   Stuart I. Rosen
                                  Title:  Vice President

                                  THE BANK OF NEW YORK, as Trustee

                                  By: MARIE E. TRIMBOLI
                                  ---------------------------------
                                  Name:   Marie E. Trimboli
                                  Title:  Assistant Treasurer

,


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